___________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 2, 2015

OPPENHEIMER HOLDINGS INC.
(Exact Name of Registrant as Specified in Charter)

Commission File Number 1-12043

Delaware 98-0080034
(State of incorporation) (IRS Employer Identification Number)

85 Broad Street, New York, NY 10004
(Address of Principal Executive Offices) (Zip Code)

(212) 668-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure.

On September 2, 2015, representatives of Oppenheimer Holdings Inc. (the “Company”) began making presentations to investors regarding the Company using the slides containing the information attached to this Current Report on Form 8-K as Exhibit 99.1 (the “Slides”). The Company expects to use the Slides, in whole or in part, and possibly with modifications, in connection with presentations to investors commencing on September 2, 2015.

By filing this Current Report on Form 8-K and furnishing the information contained herein, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

The information contained in the Slides is summary information that is intended to be considered in the context of the Company’s Securities and Exchange Commission (“SEC”) filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

In accordance with General Instruction B.2 of this Current Report on Form 8-K, the information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

ITEM 9.01. Financial Statements and Exhibits.

(a)	The following Exhibit is submitted herewith.

Exhibit No.            Description

99.1                Investor Presentation on or after September 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: September 2, 2015 By: /s/ Jeffrey J. Alfano --------------------------------- Jeffrey J. Alfano Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)